UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

EPOXY, INC.
(Name of Registrant as Specified In Its Charter)

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EPOXY, INC.

2518 Anthem Village Drive, Suite 100
Henderson, Nevada 89052
702-350-2449

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY'S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dear Stockholders:

We are writing to advise you that Epoxy, Inc., a Nevada corporation (the "Company," "we," "our," "us" or words of similar import) has obtained the written consent of the stockholders of the Company owning at least a majority of the outstanding shares entitled to vote on the matter set forth in this Information Statement as of the Record Date (the "Majority Stockholders") to the following corporate actions:

•
To effect a reverse stock split of all the outstanding shares of the Company's Common Stock at a ratio of one post-split share per five-thousand pre-split shares (1:5,000), without changing the $0.00001 par value or authorized amount of Common Stock, and rounding fractional shares resulting from the stock split up to the nearest whole number (the "Reverse Stock Split").

The Reverse Stock Split was approved on September 17, 2018 by our Board of Directors. In addition, on September 17, 2018 (the "Record Date"), the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock representing approximately 82.85% of the Company's outstanding voting securities approved the Reverse Stock Split. The number of shares voting for the Reverse Stock Split was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the "NRS") provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Majority Stockholders who collectively own shares representing a majority of our Common Stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about October 3, 2018.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

At the direction or the Board of Directors of Epoxy, Inc.

Dated: October 3, 2018	By	/s/ David Gasparine
David Gasparine Chief Executive Officer (Principal Executive Officer), Treasurer, (Principal Financial Officer) Secretary, and Director

GENERAL

This Information Statement is being furnished to the stockholders of Epoxy, Inc. as of September 17, 2018 (the "Record Date") in connection with the written consent of the holders of a majority of our issued and outstanding voting securities.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company's business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date owned by our officers, directors and each person known by us to beneficially own 5% or more of the outstanding voting shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our "named executive officers" and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Title of Class	Name of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Class Owned	Percent of Total Voting Shares (2)

Series A Preferred Stock (3)
Directors & Officers:	David Gasparine	16,000,000	63.79%	2.26%
	Jason Woywood	-	-	-
	John Harney	-	-	-
	All Directors & Officers as a group (3 persons)	16,000,000	63.79%

5% Stockholders:	Craigstone Ltd. (4)	4,210,524	16.79%	0.59%

Series B Preferred Stock (5)
Directors & Officers:	David Gasparine	1,000,000	100%	80%
	Jason Woywood	-	-	-
	John Harney	-	-	-
	All Directors & Officers as a group (3 persons)	1,000,000	100%	80%

5% Stockholders:	None

Common Stock (6)
Directors & Officers:	David Gasparine	-	-	-
	Jason Woywood	500,000	*	*
	John Harney	3,000,000	*	*
	All Directors & Officers as a group (3 persons)	3,500,000	*	*

5% Stockholders:	None

Percent Total Voting Shares, Directors & Officers and 5% Stockholders as a group:				82.85%
*Represents less than 1%.

(1)	Unless otherwise noted, the address for each person is Epoxy, Inc. 2518 Anthem Village Drive, Suite 100, Henderson, Nevada 89052.
(2)
Calculation of percentage of Voting Shares is based on the following voting rights: (a) each share of Common Stock has the right to cast one vote; (b) each share of Series A Preferred Stock has the right to cast fifteen votes; and (c) the Series B Preferred Stock collectively has the right to cast 80% of the total votes for a total of 8,492,645,840 voting shares.

(3)	As of the Record Date, there were an aggregate of 25,080,985 shares of Series A Preferred Stock issued and outstanding with conversion rights of 2.5 to one and voting rights of 15 to one.
(4)	Kenneth Ciaploa has the voting and dispositive control over Craigstone, Ltd. The address for Craigstone, Ltd. is 88 Wood Street, 10th Floor, London EC2V 7RS UK.
(5)
As of the Record Date, there were an aggregate of 1,000,000 shares of Series B Preferred Stock issued and outstanding with no conversion rights and voting rights equivalent to 80% of the voting shares.

(6)	As of the Record Date, there were an aggregate 1,746,946,685 shares of Common Stock issued and outstanding, with one vote per each share held.

CORPORATE ACTION TO BE TAKEN

1.
To effect a reverse stock split of all the outstanding shares of the Company's Common Stock at a ratio of one post-split share per five-thousand pre-split shares (1-for-5,000), without changing the $0.00001 par value or authorized amount of Common Stock, and rounding fractional shares resulting from the stock split up to the nearest whole number (the "Reverse Stock Split").

Background:

The members of the Board of Directors and stockholders owning approximately 82.85% of the outstanding voting securities (the "Majority Stockholders") have executed a written consent approving the Reverse Stock Split. The Majority Stockholders held on the Record Date total of 3,500,000 shares of our Common Stock, 16,000,000 shares of our Series A Preferred Stock and 1,000,000 shares of our Series B Preferred Stock. Each share of Common Stock has the right to one vote.  Each share of Series A Preferred Stock entitles the holder thereof to 15 votes.  The outstanding shares of Series B Preferred Stock vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Preferred Stock outstanding and as long as at least one share of Series B Preferred Stock is outstanding, the outstanding shares of Series B Preferred Stock shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the stockholders of the Company or action by written consent of the stockholders of the Company. Each outstanding share of the Series B Preferred Stock represents its proportionate share of the 80% which is allocated to the outstanding shares of Series B Preferred Stock. As a result, holders of approximately 82.85% of our outstanding voting securities approved the foregoing actions. There was no other class of securities entitled to vote on these matters. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with these actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes ("NRS") provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Majority Stockholders who collectively own shares representing a majority of our Voting Stock.

CORPORATE ACTION
REVERSE SPLIT OF OUTSTANDING COMMON STOCK

Upon completion of the necessary filings, the Reverse Stock Split will decrease the number of outstanding shares of Common Stock from 1,746,946,685 to 349,389.  The number of authorized shares Common Stock will remain 4,450,000,000 after the Reverse Stock Split and the par value of the Common Stock will remain $0.00001 per share.

The voting powers, designations, preferences, limitations, restrictions and relative rights thereof will be as follows:

Voting of Common Stock

Each share of Common Stock will entitle the holder to one vote on any matters as to which the vote or consent of holders of our Common Stock shall be required or be taken.

Dividends

No dividends have been paid on the Common Stock as at the date hereof and the Company does not have any plans to issue dividends in the future.

Commitments

We have no commitment to issue any Common Stock nor are we in negotiation to issue Common Stock.

Dilutive Effect

Any issuance of Common Stock may have a dilutive effect on holders of our Common Stock.

Purpose and Effect of the Reverse Stock Split

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock has made it difficult for the Company to attract new investors and potential business candidates. Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 1,746,946,685 shares as of the Record Date to approximately 349,389 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split:

Common Stock	Pre-Split	Post-Split
Authorized	4,450,000,000	4,450,000,000
Outstanding	1,746,946,685	349,389	*
Available	2,703,053,315	4,449,650,611	*

*Final numbers may differ slightly based due to fractional shares being rounded up to nearest whole-number.

Certain Risks Associated with the Reverse Stock Split

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Following the Reverse Stock split, there will be approximately 4,449,650,611 additional shares of Common Stock available for issuance by the Board, without further stockholder approval, for stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock.

Anti-Takeover Effects of the Reverse Stock Split

Although the Series B Preferred Stock essentially guarantees that the holder(s) thereof will maintain control of matters subject to a Company stockholder vote, David Gasparine, the current holder of the outstanding shares Series B Preferred Stock is also the Company's Chief Executive Officer, President and Chairman of the Board. In the event Mr. Gasparine would be required to recuse himself from voting on one or matters presented to the stockholders for a vote, the Company would have more authorized Common Stock as a result of the Reverse Stock Split which could be issued and dilute the voting power of the Common Stock held by the disinterested stockholders prior to the issuance.

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the number of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective on October 23, 2018, or as soon thereafter as is reasonably practicable (the "Effective Date"). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Empire Stock Transfer, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates evidencing their pre-Reverse Stock Split shares in exchange for stock certificates representing post-Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal sent by the Exchange Agent. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority ("FINRA") by filing the Issuer Company Related Action Notification Form for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

Interests of Certain Persons in the Action

Certain of the Company's officers and directors have an interest in the Corporate Action as a result of their ownership of shares of our Common Stock, as set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management" below. However, we do not believe that our officers or directors have interests in the Corporate Action that are different from or greater than those of any other of our stockholders

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy and information materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Epoxy, Inc., 2518 Anthem Village Drive, Suite 100, Henderson, Nevada 89052.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to David Gasparine at our corporate headquarters.

We file annual and special reports and other information with the SEC. Certain of our SEC filings is available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EPOXY, INC.

Date: October 3, 2018	By:	/s/David Gasparine
David Gasparine Chief Executive Officer (Principal Executive Officer), Treasurer, (Principal Financial Officer) Secretary, and Director